SECOND AMENDMENT TO

MUTUAL FUND SERVICES AGREEMENT

This Amendment to the Mutual Fund Services Agreement (“Amendment”) is entered into and effective as of September 9, 2015 by and among Huntington Asset Services, Inc. (“Huntington”), Valued Advisers Trust, (the “Trust”), and Dana Investment Advisors, Inc. (“Adviser”) .

WHEREAS, the Trust, HASI, and the Adviser entered into a Mutual Fund Services Agreement (the “Agreement”) dated as of July 23, 2013;

WHEREAS, the parties desire to amend the Agreement to reflect the addition of one new Fund and to set forth their mutual understanding and agreement regarding the fees to be paid to HASI pursuant to the Agreement;

NOW THEREFORE, in consideration of the mutual covenants and promises set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. Amendment. Effective as of September 9, 2015, the Agreement is amended as follows:

a.	The term of the Agreement, as provided in Section 10, is hereby extended through December 31, 2017.

b.	EXHIBIT A to the Agreement is replaced with the EXHIBIT A attached hereto.

c.	EXHIBIT E to the Agreement is replaced with the EXHIBITS E-1 and E-2 attached hereto.

d.	Huntington shall be entitled to the fees set forth in the fee schedules included in Exhibits E-1 and E-2 to the Agreement, which are attached hereto. Additional services not contemplated in these fee schedules will be negotiated on a case-by-case basis. Such additional services shall include services provided as a result of new regulations or requirements, as well as additional services provided at the request of the Trust or the Adviser.

e.	With respect to the Dana Small Cap Equity Fund, Huntington agrees to waive or discount the fees set forth in Section I of each of the Transfer Agency, Fund Accounting, and Fund Administration fee schedules included in Exhibits E-1 and E-2, as provided below.

i)	Huntington will waive all servicing fees with respect to the Dana Small Cap Equity Fund for a period of six months, beginning on the Fund’s SEC effective date.

ii)	Huntington will waive 50% of all servicing fees with respect to the Dana Small Cap Equity Fund for the period from six to twelve months from the Fund’s SEC effective date.

iii)	Huntington will waive all Conversion and New Fund Setup fees.

2. Ratification and Confirmation of Agreement. Except as specifically set forth herein, the Agreement is hereby ratified and confirmed in all respects and shall remain in full force and effect.

3. Counterparts. This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

4. Defined Terms. Any capitalized word not otherwise defined in this Amendment shall have the meaning given to such word in the Agreement.

5. Modification and Governing Law. This Amendment may not be modified except by a writing signed by authorized representatives of the parties to this Amendment. This Amendment shall be governed by and construed and interpreted in accordance with the laws of the State of Indiana.

IN WITNESS WHEREOF, the parties have executed this Amendment to the Agreement effective as of the date first above written.

HUNTINGTON ASSET SERVICES, INC.		VALUED ADVISERS TRUST

By:	/s/ Stacey Havens	By:	/s/ Carol J. Highsmith

Name:	Stacey Havens	Name:	Carol J. Highsmith

Title:	Vice President	Title:	Vice President

DANA INVESTMENT ADVISORS, INC.

By:	/s/ Mark R. Mirsberger

Name:	Mark R. Mirsberger

Title:	Chief Executive Officer

EXHIBIT A

to

Mutual Fund Services Agreement

List of Portfolios

Dana Large Cap Equity Fund

Dana Small Cap Equity Fund

EXHIBIT E-1

to

Mutual Fund Services Agreement

Fees and Expenses

TRANSFER AGENCY FEE SCHEDULE

Effective September 9, 2015 – December 31, 2015

Additional services not contemplated in this schedule will be negotiated on a case-by-case basis.

I.	Fees (as defined in the General Description of Transfer Agency Services) [1] [2]

Annual Per Account Fees

• Direct accounts	- $18 per year
• NSCC accounts	- $14 per year
• Closed accounts	- $ 3 per year

Annual per account fees are subject to an annual minimum of $18,000 per portfolio. Each additional share class of an existing portfolio is subject to an annual minimum of $5,000.

[1]	Fees do not include out-of-pocket expenses which include but are not limited to: fulfillment services, form design and printing, statement and confirmation production, tax form production and mailing, paper and envelope design and printing, postage and handling, shipping, bank fees, NSCC charges, record storage, telephone charges, DST FanMail/VISION, regulatory filing fees and all other expenses incurred on behalf of the Trust and its individual portfolios. Additional services and/or fees not contemplated in this schedule will be negotiated on a per occurrence basis.
[2]	Annual minimum fees are subject to a cost of living adjustment of 3% per year based on the prior year’s annual minimum fee.

II.	Anti-Money Laundering – Customer Identification Program (Patriot Act)

• New account service	- $4 per account
• Annual OFAC support	- $1.50 per active account
• Research	- $150 per hour plus 3rd party research service fees
• Suspicious reporting	- $150 per report

III.	Other Services

• Rule 22c2 support and monitoring	- $4,500 per portfolio
• Fund/SERV, Networking, and/or Comm/SERV	- $150 per portfolio per month
• Physical commission/12b-1 check	- $10 per check
• Offline shareholder research	- $50 per hour (1 hour minimum, billed to shareholder)
• IRA account annual maintenance	- $15 per account billed to shareholder
• Compliance mailings:	- External vendor – pass through
(semi-annual, annual reports, W-8/W-9, etc.)	- Internal mailing - $3.50 per item
• Fulfillment (3rd party vendor)	- Pass through plus $1.00 per order
• AD-HOC report generation	- $150 per report
• Updates of model forms/documents	- $50 per document
• Custom programming or data extractions:
• Systems staff	- $150 per hour
• Third party vendor	- Quoted as needed

IV.	Repricing

There will be a $500.00 per day minimum fee/rerun charge when the nightly processing has to be repeated due to incorrect NAV or dividend information received from the Portfolio Pricing Agent due to incorrect or untimely information provided by an Advisor or its Agent.

FUND ACCOUNTING FEE SCHEDULE

Effective September 9, 2015 – December 31, 2015

Additional services not contemplated in this schedule will be negotiated on a case-by-case basis.

I.	Fees (as defined in the General Description of Fund Accounting Services) [1][2][3]

Annual Basis Point Fees

0.04% for the first $100 million in average net assets

0.02% from $100 million to $250 million in average net assets

0.01% from $250 million to $1 billion in average net assets

0.005% over $1 billion in average net assets

Annual basis point fees are subject to an annual minimum of $25,000 per portfolio for domestic funds and $33,000 for international/global funds. Each additional share class of an existing portfolio is subject to an annual minimum of $5,000.

[1]	Fees do not include out-of-pocket expenses which include but are not limited to: postage, special reports, proxies, insurance, auditing fees, legal fees, bank fees, record storage, federal and state regulatory filing fees and all other expenses incurred on behalf of the Trust or its individual portfolios. Additional services and/or fees not contemplated in this schedule will be negotiated on a per occurrence basis.
[2]	Annual minimum fees are subject to a cost of living adjustment of 3% per year based on the prior year’s annual minimum fee.
[3]	Fees are subject to change depending upon the use of derivatives – (option, futures, short sales, etc.)

II.	Pricing and Capital Changes

Security pricing fees are detailed in Appendix A.

III.	Other Services

• Multiple advisors/sub-advisers per portfolio	- $10,000 per advisor/sub-advisor in excess of one trading per portfolio
• Multiple custodians	- $5,000 per custodial account in excess of one per portfolio
• ADHOC report generation	- $150 per report
• Programming or custom data extraction:
• Systems staff	- $150 per hour
• Third party vendor	- Quoted as needed

IV.	Repricing Charges

For incorrect or untimely information provided by an Advisor or its Agent, Huntington may charge $500.00 per day for each day that a portfolio is repriced. Huntington reserves the right to charge $50 per occurrence for each information change where repricing is not required, but additional work processes must be performed or repeated, e.g., incorrect/late trade ticket.

FUND ADMINISTRATION FEE SCHEDULE

Effective September 9, 2015 – December 31, 2015

Additional services not contemplated in this schedule will be negotiated on a case-by-case basis.

I.	Fees (as defined in the General Description of Fund Administration Services) [1][2]

Annual Basis Point Fees

0.06% for the first $100 million in average net assets;

0.05% from $100 million to $250 million in average net assets;

0.04% from $250 million to $1 billion in average net assets;

0.02% over $1 billion in average net assets;

Annual basis point fees are subject to an annual minimum of $30,000. Each additional share class of an existing portfolio is subject to an annual minimum of 5,000.

[1]	Fees do not include out-of-pocket expenses which include but are not limited to: printing, postage and handling, shipping, record storage, blue sky state registration fees, edgarizing, regulatory filing fees and all other expenses incurred on behalf of the Trust and its individual portfolios. Additional services and/or fees not contemplated in this schedule will be negotiated on a per occurrence basis.
[2]	Annual minimum fees are subject to a cost of living adjustment of 3% per year based on the prior year’s annual minimum fee.

II.	Other Services

• Blue Sky filings	- $100 per filing
• CCO support including Trust CCO	- $3,000 per fund

INTERNET SERVICES FEE SCHEDULE

Effective September 9, 2015 – December 31, 2015

Additional services not contemplated in this schedule will be negotiated on a case-by-case basis.

I.	Model Website

Setup and Maintenance

• Development, setup and branding	- $5,000 per occurrence (new site only)
• Site maintenance [1]	- $2,500 per year (if site hosted by Huntington)
• Site hosting	- $600 per year

[1]	Annual Maintenance includes quarterly updates of fact sheets, performance and holdings as well as the annual report, semi-annual report, prospectus and forms.

II.	Shareholder Access

Setup and Maintenance

• Setup and branding of Standard Pages [2]	- $5,000 per occurrence

[2]	Standard Pages are branded to include the name of the Fund group and the Fund logo. Design and layout of the standard pages are subject to change.

Fees

• Annual Shareholder Access - per site	- $9,000 per year
• Clerical/Maintenance Transactions	- $0.60 each
• Financial Transactions	- $0.30 each
• Inquiry	- $0.04 each
• New Accounts	- $1.50 each

III.	E-Delivery

Setup and Maintenance

• Electronic statement/confirm setup	- $500.00

Fees

• Electronic statement/confirmation creation, delivery, tracking and retention	- $0.20 per statement/confirmation
• Electronic shareholder communications, (prospectus, semi-annual and annual reports)	- $0.10 per shareholder per notification

CONVERSION AND NEW FUND SETUP FEE SCHEDULE

Effective September 9, 2015 – December 31, 2015

Additional services not contemplated in this schedule will be negotiated on a case-by-case basis.

I.	New Fund Start-up / Conversion Fees

• New fund establishment	- $5,000 per portfolio
• Electronic conversion	- Huntington’s data conversion fees waived.

APPENDIX A – SECURITY PRICING FEES

Security Pricing Fees
ABS	$1.28	Hard-to-Value issues (HTV’s)	$3.00
Adjustable Rate Mortgage Backed Securities	$0.74	High Yield Corporate	$0.87
Agency Prices	$0.25	High Yield Securities	$0.87
ARMS	$0.80	International (Equities, ISMA)	$0.57
Canadian Bonds	$0.10	International (Bond Evaluations)	$1.10
CLOs	5.00 each with a $100 monthly minimum per Security Identifier	IO Inverse	$2.50
CMOs	$0.86	MBS Bonds	$0.47
		MBS Factors* (Flat Fee)	$0.00
		MBS Factors (Per Item) (Cum)	$0.45
CMO Non-Agency Whole Loan ARMS	$1.08	Mortgage TBA’s	$0.25
CMO ARMS	$1.28	Municipal High Yield Bonds	$1.09
Commercial Mortgage Backed Securities	$2.17	Munis	$0.65
Corps/Govt Bonds/Money Mkt	$0.57	Options/Futures (Listed)	$0.10
Corps/Gov Bonds/MTN (Wkly Priced)	$0.57	Preferred Convertible	$1.10
Corporate Floaters	$0.50	SBAs	$0.65
CMBS	$2.00	Specified Pool Pricing	$0.25 (1-1000)
Domestic Equities# (Daily Priced) Domestic Equities (Weekly Priced)	$0.10	Swaps (Credit Default)	$0.07 (1000 +)
	$0.10		$1.60
DUS Pools	$0.50	Swaps (Interest Rate)	$0.30
Emerging Market Prices	$0.50	Treasury	$0.28
Floating Rate MTN	$0.51	Variable Rates	$1.16

Manual/Advisor Provided Pricing/Pricing Support

- $100 per month – up to 5 per day	- $200 per month – above 5 per day
- Pricing support - $75.00 per month per fund	(Bloomberg, MFQS, CCH, etc,)

EXHIBIT E-2

to

Mutual Fund Services Agreement

Fees and Expenses

TRANSFER AGENCY FEE SCHEDULE

Effective January 1, 2016 – December 31, 2017

Additional services not contemplated in this schedule will be negotiated on a case-by-case basis.

V.	Fees (as defined in the General Description of Transfer Agency Services) [1] [2]

Annual Per Account Fees
• Direct accounts	- $18 per year
• NSCC accounts	- $14 per year
• Closed accounts	- $ 3 per year

Annual per account fees are subject to an annual minimum of $18,000 per portfolio. Each additional share class of an existing portfolio is subject to an annual minimum of $5,000.

[1]	Fees do not include out-of-pocket expenses which include but are not limited to: fulfillment services, form design and printing, statement and confirmation production, tax form production and mailing, paper and envelope design and printing, postage and handling, shipping, bank fees, NSCC charges, record storage, telephone charges, DST FanMail/VISION, regulatory filing fees and all other expenses incurred on behalf of the Trust and its individual portfolios. Additional services and/or fees not contemplated in this schedule will be negotiated on a per occurrence basis.
[2]	Annual minimum fees are subject to a cost of living adjustment of 3% per year based on the prior year’s annual minimum fee.

VI.	Anti-Money Laundering – Customer Identification Program (Patriot Act)

• New account service	- $4 per account
• Annual OFAC support	- $1.50 per active account
• Research	- $150 per hour plus 3rd party research service fees
• Suspicious reporting	- $150 per report

VII.	Other Services

• Rule 22c2 support and monitoring	- $4,500 per portfolio
• Fund/SERV, Networking, and/or Comm/SERV	- $150 per portfolio per month
• Physical commission/12b-1 check	- $10 per check
• Offline shareholder research	- $50 per hour (1 hour minimum, billed to shareholder)
• IRA account annual maintenance	- $15 per account billed to shareholder
• Compliance mailings:	- External vendor – pass through
(semi-annual, annual reports, W-8/W-9, etc.)	- Internal mailing - $3.50 per item
• Fulfillment (3rd party vendor)	- Pass through plus $1.00 per order
• AD-HOC report generation	- $150 per report
• Updates of model forms/documents	- $50 per document
• Custom programming or data extractions:
• Systems staff	- $150 per hour
• Third party vendor	- Quoted as needed

VIII.	Repricing

There will be a $500.00 per day minimum fee/rerun charge when the nightly processing has to be repeated due to incorrect NAV or dividend information received from the Portfolio Pricing Agent due to incorrect or untimely information provided by an Advisor or its Agent.

FUND ACCOUNTING FEE SCHEDULE

Effective January 1, 2016 – December 31, 2017

Additional services not contemplated in this schedule will be negotiated on a case-by-case basis.

V.	Fees (as defined in the General Description of Fund Accounting Services) [1][2][3]

Annual Basis Point Fees

0.04% for the first $100 million in average net assets

0.015% from $100 million to $250 million in average net assets

0.01% from $250 million to $1 billion in average net assets

0.005% over $1 billion in average net assets

Annual basis point fees are subject to an annual minimum of $25,000 per portfolio for domestic funds and $33,000 for international/global funds. Each additional share class of an existing portfolio is subject to an annual minimum of $5,000.

[1]	Fees do not include out-of-pocket expenses which include but are not limited to: postage, special reports, proxies, insurance, auditing fees, legal fees, bank fees, record storage, federal and state regulatory filing fees and all other expenses incurred on behalf of the Trust or its individual portfolios. Additional services and/or fees not contemplated in this schedule will be negotiated on a per occurrence basis.
[2]	Annual minimum fees are subject to a cost of living adjustment of 3% per year based on the prior year’s annual minimum fee.
[3]	Fees are subject to change depending upon the use of derivatives – (option, futures, short sales, etc.)

VI.	Pricing and Capital Changes

Security pricing fees are detailed in Appendix A.

VII. Other Services

• Multiple advisors/sub-advisers per portfolio	- $10,000 per advisor/sub-advisor in excess of one trading per portfolio
• Multiple custodians	- $5,000 per custodial account in excess of one per portfolio
• ADHOC report generation	- $150 per report
• Programming or custom data extraction:
• Systems staff	- $150 per hour
• Third party vendor	- Quoted as needed

VIII.	Repricing Charges

For incorrect or untimely information provided by an Advisor or its Agent, Huntington may charge $500.00 per day for each day that a portfolio is repriced. Huntington reserves the right to charge $50 per occurrence for each information change where repricing is not required, but additional work processes must be performed or repeated, e.g., incorrect/late trade ticket.

FUND ADMINISTRATION FEE SCHEDULE

Effective January 1, 2016 – December 31, 2017

Additional services not contemplated in this schedule will be negotiated on a case-by-case basis.

III.	Fees (as defined in the General Description of Fund Administration Services) [1][2]

Annual Basis Point Fees

0.06% for the first $100 million in average net assets;

0.04% from $100 million to $250 million in average net assets;

0.03% from $250 million to $1 billion in average net assets;

0.02% over $1 billion in average net assets;

Annual basis point fees are subject to an annual minimum of $30,000. Each additional share class of an existing portfolio is subject to an annual minimum of 5,000.

[1]	Fees do not include out-of-pocket expenses which include but are not limited to: printing, postage and handling, shipping, record storage, blue sky state registration fees, edgarizing, regulatory filing fees and all other expenses incurred on behalf of the Trust and its individual portfolios. Additional services and/or fees not contemplated in this schedule will be negotiated on a per occurrence basis.
[2]	Annual minimum fees are subject to a cost of living adjustment of 3% per year based on the prior year’s annual minimum fee.

IV.	Other Services

• Blue Sky filings	- $100 per filing
• CCO support including Trust CCO	- $3,000 per fund

INTERNET SERVICES FEE SCHEDULE

Effective January 1, 2016 – December 31, 2017

Additional services not contemplated in this schedule will be negotiated on a case-by-case basis.

IV.	Model Website

Setup and Maintenance
• Development, setup and branding	- $5,000 per occurrence (new site only)
• Site maintenance [1]	- $2,500 per year (if site hosted by Huntington)
• Site hosting	- $600 per year

[1]	Annual Maintenance includes quarterly updates of fact sheets, performance and holdings as well as the annual report, semi-annual report, prospectus and forms.

V.	Shareholder Access

Setup and Maintenance
• Setup and branding of Standard Pages [2]	- $5,000 per occurrence

[2]	Standard Pages are branded to include the name of the Fund group and the Fund logo. Design and layout of the standard pages are subject to change.

Fees

• Annual Shareholder Access - per site	- $9,000 per year
• Clerical/Maintenance Transactions	- $0.60 each
• Financial Transactions	- $0.30 each
• Inquiry	- $0.04 each
• New Accounts	- $1.50 each

VI.	E-Delivery

Setup and Maintenance
• Electronic statement/confirm setup	- $500.00

Fees

• Electronic statement/confirmation creation, delivery, tracking and retention	- $0.20 per statement/confirmation
• Electronic shareholder communications, (prospectus, semi-annual and annual reports)	- $0.10 per shareholder per notification

CONVERSION AND NEW FUND SETUP FEE SCHEDULE

Effective January 1, 2016 – December 31, 2017

Additional services not contemplated in this schedule will be negotiated on a case-by-case basis.

II.	New Fund Start-up / Conversion Fees

• New fund establishment	- $5,000 per portfolio
• Electronic conversion	- Huntington’s data conversion fees waived.

APPENDIX A – SECURITY PRICING FEES

Security Pricing Fees

ABS	$1.28	Hard-to-Value issues (HTV’s)	$3.00
Adjustable Rate Mortgage Backed Securities	$0.74	High Yield Corporate	$0.87
Agency Prices	$0.25	High Yield Securities	$0.87
ARMS	$0.80	International (Equities, ISMA)	$0.57
Canadian Bonds	$0.10	International (Bond Evaluations)	$1.10
CLOs	5.00 each with a $100 monthly minimum per Security Identifier	IO Inverse	$2.50
CMOs	$0.86	MBS Bonds	$0.47
		MBS Factors* (Flat Fee)	$0.00
		MBS Factors (Per Item) (Cum)	$0.45
CMO Non-Agency Whole Loan ARMS	$1.08	Mortgage TBA’s	$0.25
CMO ARMS	$1.28	Municipal High Yield Bonds	$1.09
Commercial Mortgage Backed Securities	$2.17	Munis	$0.65
Corps/Govt Bonds/Money Mkt	$0.57	Options/Futures (Listed)	$0.10
Corps/Gov Bonds/MTN (Wkly Priced)	$0.57	Preferred Convertible	$1.10
Corporate Floaters	$0.50	SBAs	$0.65
CMBS	$2.00	Specified Pool Pricing	$0.25 (1-1000)
Domestic Equities# (Daily Priced) Domestic Equities (Weekly Priced)	$0.10	Swaps (Credit Default)	$0.07 (1000 +)
	$0.10		$1.60
DUS Pools	$0.50	Swaps (Interest Rate)	$0.30
Emerging Market Prices	$0.50	Treasury	$0.28
Floating Rate MTN	$0.51	Variable Rates	$1.16

Manual/Advisor Provided Pricing/Pricing Support

- $100 per month – up to 5 per day	- $200 per month – above 5 per day
- Pricing support - $75.00 per month per fund	(Bloomberg, MFQS, CCH, etc,)